EXHIBIT 10.5

CONFIDENTIAL TREATMENT REQUESTED [*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

STANDARD EXCLUSIVE LICENSE AGREEMENT

WITH KNOW HOW - Agreement No: A9672

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 1 — Patents and Patent Applications

Appendix A - Development Plan

Appendix B - Development Report

Appendix C - UFRF Royalty Report

Appendix D - Milestones

Appendix E - Stockholders Agreement

This Agreement is made effective the 22nd day of December, 2011, (the “Effective Date”) by and between the University of Florida Research Foundation, Inc. (hereinafter called “UFRF”), a nonstock, nonprofit Florida corporation, and Sun BioPharma, Inc. (hereinafter called “Licensee”), a Small Entity corporation organized and existing under the laws of Delaware ;

WHEREAS, UFRF owns certain inventions that are described in the “Licensed Patents” defined below, and UFRF is willing to grant a license to Licensee under all of the Licensed Patents and Licensee desires a license under all of them;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

Section 1 Definitions

1.1	“Licensed Patents” means all of the following UFRF intellectual property:

1.1.1	the patent(s)/patent application(s) identified on Schedule 1 hereto;

1.1.2	any and all United States and foreign patent applications claiming priority to any of the patent(s), and any patent application(s) identified in Schedule 1; and

1.1.3

any and all patents issuing from the patent applications identified in Section 1.1.1 and 1.1.2, including, but not limited to, letters patents, patents of addition, divisionals, continuations, reissues, re-examinations, extensions, restorations, and supplementary protection certificates;

all to the extent owned or controlled by UFRF.

1.2	“Licensed Product” and “Licensed Process” means:

1.2.1	In the case of a Licensed Product, any product or part thereof, on a country-by-country basis, that:

(a)	is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in any country in which such product is made, used, imported or sold;

(b)

is manufactured by using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in any country in which any such process is used or in which any such product is used, imported or sold; or

(c)	incorporates, utilizes, or was developed utilizing, Know-How, or which is manufactured using Know-How, or using a process developed using Know-How.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

2

1.2.2	In the case of a Licensed Process, any process, on a country-by-country basis:

(a)	which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in any country in which such process is practiced; or

(b)	which incorporates, utilizes, or was developed utilizing, Know-How.

1.3

“Net Sales” means the total dollar amount invoiced on sales of Licensed Product and/or Licensed Processes by Licensee, Sublicensee or Affiliates, less sales and/or use taxes actually paid, import and/or export duties paid, amounts allowed or credited from previous sales, e.g., returns , and any promotional discounts and rebates customarily allowed and in amounts customary in the distribution and sale of injectible oncolytics.

1.4

“Affiliate” means: (a) any person or entity which controls at least fifty percent (50%) of the equity or voting stock of the Licensee, or (b) any person or entity fifty percent (50%) of whose equity or voting stock is owned or controlled by the Licensee, or (c) any person or entity of which at least fifty percent (50%) of the equity or voting stock is owned or controlled by the same person or entity owning or controlling at least fifty percent (50%) of Licensee.

1.5	“Patent Challenge” means a challenge to the validity, patentability, enforceability and/or non-infringement of any of the Licensed Patents or otherwise opposing any of the Licensed Patents.

1.6	“Sublicense” means, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, any right licensed to Licensee under this Agreement.

1.7	“Sublicensee” means any third party to whom Licensee grants a Sublicense.

1.8

“Development Plan” means a written report summarizing the development activities that are to be undertaken by the Licensee to bring Licensed Products and/or Licensed Processes to the market. The Development Plan is attached as Appendix A.

1.9

“Development Report” means a written account of Licensee’s progress under the Development Plan having at least the information specified on Appendix B to this Agreement, and shall be sent to the address specified on Appendix B.

1.10

“Initial Capitalization” means the first time after the Effective Date when the Licensee has achieved the raising of at least Two Hundred Thousand ($200,000) Dollars in capital from any and all funding sources.

1.11	“Licensed Field” shall be all uses.

1.12	“Licensed Territory” shall be worldwide.

1.13	“Investigator” means Raymond Bergeron, while employed by the University of Florida.

1.14

“Know-How” means unpatented technology and/or information that was developed by the Investigator, including without limitation methods, processes, techniques, compounds, cell lines, materials, sequences, drawings, indications, data, results of tests, or studies, plans, and expertise, whether patentable or not, which relates specifically to the Licensed Patents and existing on the date hereof, only to the extent wholly owned and controlled by UFRF, except that Know-How shall not include the Licensed Patents.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

3

Section 2 Grant

2.1	License

2.1.1	License under Licensed Patents

Subject to the terms of this Agreement, UFRF hereby grants to Licensee a royalty-bearing, exclusive license, limited to the Licensed Field and the Licensed Territory, under the Licensed Patents and Know-How to make, have made, develop, use, lease, import, export, offer to sell, sell and have sold Licensed Products and Licensed Processes. UFRF reserves to itself and the University of Florida the right under the Licensed Patents and Know-How to make, have made, develop, import and use Licensed Products and Licensed Processes solely for their internal research, clinical (including, but not limited to patient care at Shands Teaching Hospital and University of Florida patient care facilities), and educational purposes. UFRF reserves the right to itself, to the University of Florida and to the Investigator to publish any aspect of the Know-How for academic and educational purposes. In addition, UFRF reserves to itself, as well as to the University of Florida, the right to use materials that are covered under Licensed Patents or Know-How solely for their internal research, educational, and clinical purposes and to meet all applicable governmental requirements governing the ability to transfer materials.

2.2	Sublicense

2.2.1

Licensee may grant written Sublicenses to third parties. However, any agreement granting a Sublicense shall state that the Sublicense is subject to the terms and condition of this Agreement. Licensee shall have the same responsibility for the activities of any Sublicensee or Affiliate as if the activities were directly those of Licensee. Licensee shall also include provisions in all sublicenses to provide that in the event that Sublicensee brings a Patent Challenge against UFRF or assists another party in bringing a Patent Challenge against UFRF (except as required under a court order or subpoena) then Licensee may terminate the Sublicense within thirty (30) days.

2.2.2

In respect to Sublicenses granted by Licensee under 2.2.1 above, Licensee shall pay to UFRF an amount equal to what Licensee would have been required to pay to UFRF had Licensee sold the amount of Licensed Products or Licensed Processes sold by such Sublicensee. In addition, if Licensee receives any fees or other payments in consideration for any rights granted under a Sublicense, and such payments are not based directly upon the amount or value of Licensed Products or Licensed Processes sold by the Sublicensee, then Licensee shall pay UFRF the following percentage of such consideration, based on when such consideration is received:

Up to 2 years from Effective Date of this Agreement [*]

Between 2 years, 1 day and 4 years from Effective Date [*]

After 4 years from Effective Date [*]

Such payments due to UFRF shall exclude amounts specifically paid for (i) future research and development and (ii) equity and debt instruments at fair market value. Licensee shall not receive from Sublicensees anything of value in lieu of cash payments in consideration for any Sublicense under this Agreement without the express prior written permission of UFRF. If Licensee or any of its Affiliates brings a Patent Challenge against UFRF, or (ii) Licensee or any of its Affiliates assists another party in bringing a Patent Challenge against UFRF (except as required under a court order or subpoena), and (iii) UFRF does not choose to exercise its rights to terminate this Agreement pursuant to Section 9.3 then, in the event that such a Patent Challenge is successful, Licensee will have no right to recoup any consideration, including royalties, paid during the period of challenge. In the event that a Patent Challenge is unsuccessful, Licensee shall reimburse UFRF for all reasonable legal fees and expenses incurred in its defense against the Patent Challenge.

2.2.3

Licensee shall provide UFRF with a final unredacted copy of each sublicense agreement and any agreement which transfers intellectual property rights granted hereunder, within thirty (30) days after the execution of the sublicense agreement and further agrees to forward to UFRF annually a copy of such reports received by Licensee from its sublicensees pertinent to the payments under said sublicense agreements.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

4

Section 3 Due Diligence

3.1	Development

3.1.1	Licensee agrees to and warrants that:

(a)	it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents;

(b)

it will establish and will actively and diligently pursue the Development Plan (see Appendix A) to the end that the inventions of the Licensed Patents will be utilized to provide Licensed Products and/or Licensed Processes for sale in the retail market within the Licensed Field;

(c)

it will provide to UFRF a written 3-year rolling Development Plan with respect to the exploitation of the Licensed Patents and describe the development activities and related regulatory activities to be undertaken by or on behalf of Licensee with respect to Licensed Product or licensed process;

(d)	it will diligently develop markets for Licensed Products and Licensed Processes;

(e)

and until the date of first commercial sale of Licensed Products or Licensed Processes, it will supply UFRF with a written Development Report annually fifteen (15) days after the end of the calendar year (see Appendix B) as well as any updates to its Development Plan; and

(f)	approximately six months before commencement of manufacturing or commercial production, Licensee will include in the Development Report specifics of planned manufacturing or production.

3.1.2

Licensee agrees that the first commercial sale of products to the retail customer shall occur on or before December 31, 2020, or UFRF shall have the right to terminate this Agreement pursuant to Section 9.3 hereto. In addition, Licensee will meet the milestones shown in Appendix D or UFRF shall have the right to terminate the Agreement pursuant to Section 9.3. Licensee will notify UFRF promptly in writing as each milestone is met. If Licensee fails to achieve its first commercial sale on or before December 31, 2020, or fails to meet one or more milestones shown in Appendix D, Licensee shall provide an explanation to UFRF as to factors causing such failure(s) and UFRF at its sole discretion may grant Licensee a period of up to one hundred and eighty (180) days to cure the deficiency.

3.1.3

At any time after the expiration of 36 months following the Effective date, if Licensee has not pursued a market or territory other than the United States, with the exceptions of India and the Peoples Republic of China, respecting the Licensed Patents, and UFRF has received notice that a third party wishes to negotiate a license for such market or territory, UFRF may terminate the Grant with respect to such market or territory upon sixty (60) days written notice to Licensee. During the notice period, Licensee may provide UFRF with a revised Development Plan with respect to the market or territory. UFRF may consider the revised Development Plan and determine, in UFRF’s sole discretion, whether the revised Development Plan will be accepted or whether the license will terminate with respect to such market or territory upon expiration of the notice period.

3.1.4

University of Florida policies may require approval of clinical trials at the University of Florida involving technology invented at the University. Accordingly Licensee will notify UFRF prior to commencing any clinical trials at the University of Florida or its affiliated medical facilities.

3.2

Licensee shall accomplish its Initial Capitalization within Fifteen (15) months of the Effective Date of this License Agreement and raise a cumulative total of Three Million Dollars ($3,000,000) in external funding from any and all external sources within thirty-six (36) months of the Effective Date, or UFRF shall, as its sole and exclusive remedy, have the right to terminate this Agreement.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

5

Section 4 Payments

4.1	License Issue Fee

Licensee agrees to pay to UFRF a non-refundable license issue fee of [*] dollars, within thirty (30) days of the Licensee’s Initial Capitalization or one hundred and eighty (180) days after the Effective Date of the License Agreement, whichever comes first.

4.2	Annual License Maintenance Fee

Licensee will pay an annual license maintenance fee of [*], each year on the anniversary of the Effective Date of this Agreement. The annual license maintenance fee is payable within thirty (30) days following such date each year until the first commercial sale of a Licensed Product or Licensed Process occurs, after which time minimum royalties instead of the annual license maintenance fee will be due.

4.3	Issuance of Equity

As further consideration for the rights granted to Licensee by this Agreement, as of the Effective Date, Licensee will issue to UFRF that number of shares of common stock of Licensee equal to Ten (10%) percent of the total number of issued and outstanding shares of Licensee on the Effective Date.

4.3.1

lf, at any time after the Effective Date of this Agreement and before Licensee receives a total of Two Million dollars ($2,000,000) cash in exchange for the issuance of Licensee’s equity securities or securities that are convertible into Licensee’s equity securities (“Equity Securities”) Licensee issues any Equity Securities, then Licensee shall issue additional shares or class A units to UFRF such that immediately after such issuance to UFRF the total number of shares issued to UFRF under this Section constitutes Ten percent (10%) of the total number of issued and outstanding shares of Licensee calculated on a Fully Diluted Basis. “Fully Diluted Basis” means assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options, warrants and other similar securities, regardless of whether such securities, units, options or warrants are then convertible or exercisable.

4.3.2

If Licensee proposes to sell any Equity Securities in a financing, then UFRF and/or any entity to which UFRF has assigned the right to exercise UFRF’s preemptive rights will have the right to purchase up to that portion of the Equity Securities that equals UFRF’s then current percentage ownership of the Licensee on a Fully Diluted Basis on the same terms as are offered with respect to such Equity Securities sold in such financing, pursuant to the terms of the Stockholders Agreement attached hereto as Appendix E.

4.3.3

The issuance of common stock to UFRF under this Section 4.3 shall be made in accordance with that certain Stockholders Agreement by and among UFRF, Licensee and all other stockholders of Licensee, a copy of which is attached hereto as Appendix E and incorporated by reference herein. Such Stockholders Agreement includes certain pre-emptive rights for the stockholders of Licensee, including UFRF, as provided in Appendix E.

4.4	Royalty

Royalty on Licensed Patents: Licensee agrees to pay to UFRF as earned royalties a royalty calculated as a percentage of Net Sales. The royalty is deemed earned as of the date the Licensed Product and/or Licensed Process is actually sold by Licensee, its Affiliate or Sublicensee, and paid for, or the date a Licensed Product and/or Licensed Process is transferred to a third party for any promotional reason. Licensee shall pay to UFRF royalties as follows:

(i)

[*] for Net Sales of Licensed Products, for each product, on a country-by-country basis, that is (a) covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in the country in which such product is made, imported, exported, used or sold or (b) is manufactured using a process which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents, in the country in which such process is used or in which such product is imported, used or sold.

(ii)

[*] for Net Sales of Licensed Processes, for each process, on a country-by-country basis, that is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Licensed Patents in the country in which such process is practiced.

(iii)

[*] for Net Sales of Licensed Products, for each product, on a country-by-country basis, that is sold during a period of regulatory exclusivity for such product in the country in which such product is sold.

(iv)	[*] for Net Sales of all other Licensed Products and Licensed Processes.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

6

Royalties are payable for the longer of (a) the last to expire of the claims in the Licensed Patents pursuant to sections (i) and (ii) above, or (b) ten (10) years from the first commercial sale of a Licensed Product or Licensed Process in each country in which the Licensed Product or Licensed Process is sold pursuant to sections (iii) and (iv) above. Royalties are payable based on the largest applicable rate calculated per this section and such royalties based on Licensed Patents and Know-How shall not be additive.

Amounts owing to UFRF under Section 4.4 shall be paid on a quarterly basis after the amount of minimum royalties paid is exceeded, with such amounts due and received by UFRF on or before the first business day following the thirtieth (30th) calendar day following the end of the calendar quarter ending on March 31, June 30, September 30 or December 31 in which such amounts were earned.

4.5	Minimum Royalty

4.5.1	Licensee agrees to pay UFRF minimum royalty payments, as follows:

Amount	Date of Payment
[*]	270 days after occurrence of first commercial sale
[*]	First anniversary date of first payment
[*]	Second anniversary date of first payment
[*]	Third anniversary date of first payment and subsequent anniversary dates for every year thereafter, for the life of this Agreement.

The minimum royalty shall be paid in advance on a quarterly basis on March 31, June 30, September 30, and December 31 for the following quarters, for each year in which this Agreement is in effect. The first minimum royalty payment shall be due in accordance with the table above after the first occurrence of a commercial sale of a marketed product and shall be in the amount of [*] dollars. Any minimum royalty paid in a calendar year will be credited against the earned royalties for that calendar year. It is understood that the minimum royalties will be applied to earned royalties on a calendar year basis, and that sales of Licensed Products and/or Licensed Processes requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual minimum royalty due UFRF for other than the same calendar year in which the royalties were earned.

4.6	Milestone Payments

Licensee agrees to pay UFRF milestone payments with thirty (30) days of the first achievement of such milestone per indication, as follows:

Event	Milestone Payment
Enrollment of first subject in a Phase I trial	[*]
Enrollment of first subject in a Phase II clinical trial	[*]
Approval of NDA	[*]
Approval of MMA in either EU or Japan (one time only)	[*]

In addition, the following two milestone payments will be due regardless of the number of indications for which Licensed Product is developed and regardless of whether a Licensed Product is sold in a different dosage form or formulation.

First time annual Net Sales of a Licensed Product or Licensed Process by Company reaches $100 million	[*]

First time annual Net Sales of a Licensed Product or Licensed Process by Company reaches $500 million	[*]

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

7

4.7	Sublicense Fees

Licensee shall pay sublicense fees to UFRF per Section 2.2.2 of this Agreement within thirty days (30) of the receipt of any such fees from Sublicensee,

4.8	Accounting for Payments

4.8.1

Any amount which remain unpaid after the date they are due to UFRF under this Section 4, Section 2, Section 7 or any other section of this Agreement shall accrue interest from the due date at the rate of [*] per month. However, in no event shall this interest provision be construed as a grant of permission for any payment delays. Licensee shall also be responsible for repayment to UFRF of any attorney, collection agency, or other out-of-pocket UFRF expenses required to collect overdue payments due from this Section 4, Section 2, Section 7 or any other applicable section of this Agreement.

4.8.2	Except as otherwise directed, all amounts owing to UFRF under this Agreement shall be paid in U.S. dollars to UFRF at the following address:

University of Florida Research Foundation, Inc.

223 Grinter Hall

PO Box 115500

Gainesville, Florida 32611-5500

Attention: Business Manager

All monies owing stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation - Value of Foreign Currencies on the day preceding the payment due date.

4.8.3

A certified full accounting statement showing how any amounts payable to UFRF under Section 4.4 have been calculated shall be submitted to UFRF on the date of each such payment. In addition to being certified, such accounting statements shall contain a written representation signed by an executive officer of Licensee that states that the statements are true, accurate, and fairly represent all amounts payable to UFRF pursuant to this Agreement. Such accounting shall be on a per-country and product line, model or trade name basis and shall be summarized on the form shown in Appendix C — UFRF Royalty Report of this Agreement.

4.8.4	In the event no payment is owed to UFRF because the amount of minimum royalties paid has not been exceeded or otherwise, an accounting demonstrating that fact shall be supplied to UFRF.

4.8.5

UFRF is exempt from paying income taxes under U.S. law. Therefore, all payments due under this Agreement shall be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on UFRF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to UFRF pursuant to this Agreement. All such taxes, assessments, or other charges shall be assumed by Licensee.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

8

Section 5 Certain Warranties and Disclaimers of UFRF

5.1

UFRF represents that its employees have assigned or are obligated to assign to University their entire right, title and interest in the Licensed Patents and that UFRF has authority to grant the rights and licenses set forth in this Agreement. However, nothing in this Agreement shall be construed as:

5.1.1	a warranty or representation by UFRF as to the validity or scope of any right included in the Licensed Patents;

5.1.2	a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Agreement will or will not infringe patents of third parties;

5.1.3	an obligation to bring or prosecute actions or suits against third parties for infringement of Licensed Patents;

5.1.4	an obligation to furnish any services other than those specified in this Agreement; or

5.1.5

a warranty or representation by UFRF that it will not grant licenses to others to make, use or sell products not covered by the claims of the Licensed Patents which may be similar and/or compete with products made or sold by Licensee.

5.2

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UFRF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. UFRF ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY LICENSEE, ITS SUBLICENSEE(S), OR THEIR VENDEES OR OTHER TRANSFEREES OF PRODUCT INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS AGREEMENT.

Section 6 Record Keeping

6.1

Licensee, its Affiliates and its Sublicensee(s) shall keep books and records sufficient to verify the accuracy and completeness of Licensee’s, its Affiliates’ and its Sublicensee(s)’s accounting referred to above, including without limitation, inventory, purchase and invoice records, manufacturing records, sales analysis, general ledgers, financial statements, and tax returns relating to the Licensed Products and/or Licensed Processes. Such books and records shall be preserved for a period not less than six years after they are created or as required by federal law, both during and after the term of this Agreement.

6.2

Licensee, its Affiliates and its Sublicensee(s) shall take all steps necessary so that UFRF may, within thirty (30) days of its written request, audit, review and/or copy all of the books and records at a single U.S. location to verify the accuracy of Licensee’s, its Affiliates and its Sublicensee(s)’s accounting. Such review may be performed by any authorized employees of UFRF as well as by any attorneys and/or accountants designated by UFRF, upon reasonable notice and during regular business hours. If a deficiency with regard to any payment hereunder is determined, Licensee and its Sublicensee(s) shall pay the deficiency within thirty (30) days of receiving notice thereof along with applicable interest as described in Section 4.8. If a royalty payment deficiency for a calendar year exceeds three percent (3%) of the royalties paid for that year, then Licensee and its Sublicensee(s) shall be responsible for paying UFRF’s out-of-pocket expenses incurred with respect to such review.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

9

Section 7 Patent Prosecution

7.1

UFRF shall prosecute and maintain the Licensed Patents using counsel of its choice. UFRF shall provide Licensee with copies of all documents sent to and received from the United States Patent and Trademark Office and foreign patent offices relating to Licensed Patents. Licensee agrees to keep such information confidential.

Licensee shall pay to UFRF the sum of [*] dollars, to reimburse any and all expenses associated with preparation, filing, prosecution, issuance, maintenance, defense, and reporting of the Licensed Patents incurred prior to the Effective Date. Such payments shall be made within thirty (30) days after the Licensee’s Initial Capitalization, or one hundred and eighty (180) days after the Effective Date of the License Agreement, whichever occurs first. Additionally, such reimbursement of patent costs is non-refundable.

7.2

Licensee shall be responsible for and pay all costs and expenses incurred by UFRF related to the preparation, filing, prosecution (including interferences), issuance, maintenance, defense (including oppositions) and reporting of the Licensed Patents subsequent to and separate of those expenses cited in Section 7.1 within thirty (30) days of receipt of an invoice from UFRF. It shall be the responsibility of Licensee to keep UFRF fully apprised of the “small entity” status of Licensee and all Sublicensees with respect to the U.S. patent laws and with respect to the patent laws of any other countries, if applicable, and to inform UFRF of any changes in writing of such status, within thirty (30) days of arty such change. In the event that additional licenses are granted to licensees for alternate fields-of-use, patent expenses associated with Licensed Patents will be divided proportionally between the number of existing licensees.

7.3

Licensee shall file and maintain the Licensed Patents at least in the following countries: [*], if foreign rights are available. Additionally, the parties would reasonably cooperate to enable the company to seek any patent term extensions available for Licensed Products.

Section 8 Infringement and Invalidity

8.1	Licensee shall inform UFRF promptly in writing of any alleged infringement of the Licensed Patents by a third party and of any available evidence thereof.

8.2

During the term of this Agreement, UFRF shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Licensed Patents. If UFRF prosecutes any such infringement, Licensee agrees that UFRF may include Licensee as a co-plaintiff in any such suit, without expense to Licensee.

8.3

If within six (6) months after having been notified of any alleged infringement, UFRF shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought an infringement action against the alleged infringer, or if UFRF shall notify Licensee at any time prior thereto of its intention not to bring suit against the alleged infringer, then, and in those events only, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Licensed Patents, and Licensee may, for such purposes, use the name of UFRF as party plaintiff. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UFRF, which consent shall not be unreasonably withheld. Licensee shall indemnify UFRF against any order for costs that may be made against UFRF in such proceedings.

8.4

In the event that a declaratory judgment action is brought against UFRF or Licensee by a third party alleging invalidity, unpatentability, unenforceability, or non-infringement of the Licensed Patents, UFRF, at its option, shall have the right within twenty (20) days after commencement of such action to take over the sole defense of the action at its own expense. If UFRF does not exercise this right, and assuming that Licensee is the sole licensee of the Licensed Patents, Licensee shall be responsible for the sole defense of the action at Licensee’s sole expense, subject to Sections 8.5 and 8.6.

8.5

In the event that Licensee shall undertake the enforcement by litigation and/or defense of the Licensed Patents by litigation, UFRF shall have the right, but not the obligation, to voluntarily join such litigation, represented by its own counsel at its own expense. In the event that Licensee shall undertake the enforcement by litigation and/or defense of the Licensed Patents by litigation, any recovery of damages by Licensee for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of Licensee relating to the suit, and next toward reimbursement of UFRF for any legal fees, and unreimbursed expenses. The balance remaining from any such recovery shall be divided (75%/25%) between Licensee and UFRF in favor of the party taking the lead in such enforcement.

8.6

In any suit in which either party is involved to enforce or defend the Licensed Patents pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

8.7

In the event Licensee contests the validity of any Licensed Patents, unless and until UFRF terminates this Agreement pursuant to Section 9.3.9, Licensee shall continue to pay royalties and make other payments pursuant to this Agreement with respect to that patent as if such contest were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

10

Section 9 Term and Termination

9.1

The term of this license shall begin on the Effective Date of this Agreement and continue until the later of the date that no Licensed Patent remains an enforceable patent and the date on which Licensee’s obligation to pay royalties expires pursuant to Section 4.4 above.

9.2

Licensee may terminate this Agreement at any time by giving at least sixty (60) days written notice of such termination to UFRF. Such a notice shall be accompanied by a statement of the reasons for termination.

9.3	UFRF may terminate this Agreement by giving Licensee at least thirty (30) days written notice if Licensee:

9.3.1	is delinquent on any report or payment or required documents as specified in any other section of this Agreement;

9.3.2	is not diligently developing and commercializing Licensed Products and Licensed Processes pursuant to the terms in section 3.1.1;

9.3.3	is in material breach of any provision;

9.3.4	willfully provides any false report;

9.3.5	goes into bankruptcy, liquidation or has a receiver appointed to control any assets;

9.3.6	commits a violation of any material laws or regulations of applicable government entities;

9.3.7	shall cease to carry on its business pertaining to Licensed Patents;

9.3.8	if payments of earned royalties under Section 4.4 once begun, for more than three (3) consecutive calendar quarters; or

9.3.9

If Licensee or any of its Affiliates brings a Patent Challenge against UFRF, or assists others in bringing a Patent Challenge against UFRF (except as required under a court order or subpoena), then UFRF may immediately terminate this Agreement and/or the license granted hereunder. If a Sublicensee brings a Patent Challenge or assists another party in bringing a Patent Challenge (except as required under a court order or subpoena), then UFRF may send a written demand to Licensee to terminate such sublicense. If Licensee fails to so terminate such sublicense within forty-five (45) days after UFRF’s demand, UFRF may immediately terminate this Agreement and/or the license granted hereunder.

Termination under this Section 9.3 will take effect thirty (30) days after written notice by UFRF unless Licensee remedies the problem in that thirty (30) day period.

9.4

UFRF may immediately terminate this Agreement upon the occurrence of the second separate default by Licensee within any-one year period for failure to pay royalties, patent or any other expenses when due.

9.5

Upon the termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Licensee shall remain obligated to provide an accounting for and to pay royalties earned to the date of termination, and any minimum royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable calendar year. Licensee may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that Licensee shall remain obligated to provide an accounting for and to pay running royalties thereon.

9.6

Licensee shall be obligated to deliver to UFRF, within ninety (90) days of the date of termination of this Agreement a comprehensive summary of all documentation prepared for or submitted for all regulatory approvals of Licensed Products or Licensed Processes as well as a summary of results obtained.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

11

Section 10 Assignability

10.1

This Agreement may be transferred or, assigned by Licensee with the prior written consent of UFRF, which shall not be unreasonably withheld. Any attempted assignment in contravention of this Section 10.1 shall be null and void and shall constitute a material breach of this Agreement.

10.2	The new assignee assumes all responsibilities under this license and must agree in writing to UFRF to be bound by this Agreement.

Section 11 Dispute Resolution Procedures

11.1	Mandatory Procedures

In the event either party intends to file a lawsuit against the other with respect to any matter in connection with this Agreement, compliance with the procedures set forth in this Section shall be a condition precedent to the filing of such lawsuit, other than for injunctive relief. Either party may terminate this Agreement as provided in this Agreement without following the procedures set forth in this section.

11.1.1

When a party intends to invoke the procedures set forth in this section, written notice shall be provided to the other party. Within thirty (30) days of the date of such notice, the parties agree that representatives designated by the parties shall meet at mutually agreeable times and engage in good faith negotiations at a mutually convenient location to resolve such dispute.

11.1.2

If the parties fail to meet within the time period set forth in Section 11.1.1 above or if either party subsequently determines that negotiations between the representatives of the parties are at an impasse, the party declaring that the negotiations are at an impasse shall give notice to the other party stating with particularity the issues that remain in dispute.

11.1.3

Not more than fifteen (15) days after the giving of such notice of issues, each party shall deliver to the other party a list of the names and addresses of at least three individuals, any one of whom would be acceptable as a neutral advisor in the dispute (the “Neutral Advisor”) to the party delivering the list. Any individual proposed as a Neutral Advisor shall have experience in determining, mediating, evaluating, or trying intellectual property litigation and shall not be affiliated with the party that is proposing such individual.

11.1.4

Within ten (10) days after delivery of such lists, the parties shall agree on a Neutral Advisor. If they are unable to so agree within that time, within five (5) days, they shall each select one individual from the lists. Within five (5) days, the individuals so selected shall meet and appoint a third individual from the lists to serve as the Neutral Advisor. Within thirty (30) days after the selection of a Neutral Advisor:

(a)	The parties shall each provide a written statement of the issues in dispute to the Neutral Advisor.

(b)

The parties shall meet with the Neutral Advisor in Gainesville, Florida on a date and time established by the Neutral Advisor. The meeting must be attended by persons authorized to make final decisions on behalf of each party with respect to the dispute. At the meeting, each party shall make a presentation with respect to its position concerning the dispute. The Neutral Advisor will then discuss the issues separately with each party and attempt to resolve all issues in the dispute. At the meeting, the parties will enter into a written settlement agreement with respect to all issues that are resolved. Such settlement agreement shall be final and binding with respect to such resolved issues and may not be the subject of any lawsuit between the parties, other than a suit for enforcement of the settlement agreement.

11.1.5

The expenses of the neutral advisor shall be shared by the parties equally. All other out-of-pocket costs and expenses for the alternative dispute resolution procedure required under this Section shall be paid by the party incurring the same.

11.1.6

Positions taken and statements made during this alternative dispute resolution procedure shall be deemed settlement negotiations and shall not be admissible for any purpose in any subsequent proceeding.

11.2	Failure to Resolve Dispute

If any issue is not resolved at the meeting with the Neutral Advisor, either party may file appropriate administrative or judicial proceedings with respect to the issue that remains in dispute. No new issues may be included in the lawsuit without the mandatory procedures set forth in this section having first been followed.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

12

Section 12 Product Liability; Conduct of Business

12.1

Licensee, Affiliates and Sublicensee(s) shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and each of their directors, officers, employees, and agents, and the inventors of the Licensed Patents, regardless of whether such inventors are employed by the University of Florida at the time of the claim, harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, whether arising from a third party claim or resulting from UFRF’s enforcing this indemnification clause against Licensee, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the development, production, manufacture, sale, use, lease, consumption, marketing, or advertisement of Licensed Products or Licensed Process(es) or arising from any right or obligation of Licensee hereunder. Notwithstanding the above, UFRF at all times reserves the right to retain counsel of its own to defend UFRF’s, the Florida Board of Governors’, the University of Florida Board of Trustees’, the University of Florida’s, and the inventor’s interests.

12.2

Licensee warrants that it will acquire and maintain liability insurance coverage appropriate to the risk involved in development, producing, manufacturing, clinical trials, selling, marketing, using, leasing, consuming, or advertising the products subject to this Agreement and that such insurance coverage lists UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and the inventors of the Licensed Patents as additional insureds. Within ninety (90) days after the execution of this Agreement and thereafter annually between January 1 and January 31 of each year, Licensee will present evidence to UFRF that the appropriate coverage is in the process of being obtained (before development of Licensed Products or Licensed Processes commences), or already in place ( after development commences), with UFRF, the University of Florida, and its inventors listed as additional insureds. In addition, Licensee shall provide UFRF with at least thirty (30) days prior written notice of any change in or cancellation of the insurance coverage.

Section 13 Use of Names

Licensee and its Sublicensee(s) shall not use the names of UFRF, or of the University of Florida, nor of any of either institution’s employees, agents, or affiliates, nor the name of any inventor of Licensed Patents, nor any adaptation of such names, in any promotional, advertising or marketing materials or any other similar form of publicity, or to suggest any endorsement by the such entities or individuals, without the prior written approval of UFRF in each case.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

13

Section 14 Miscellaneous

14.1	This Agreement shall be construed in accordance with the internal laws of the State of Florida.

14.2	The parties hereto are independent contractors and not joint venturers or partners.

14.3	Licensee shall ensure that it applies patent markings that meet all requirements of U.S. law, 35 U.S.C. §287, with respect to all Licensed Products subject to this Agreement.

14.4

This Agreement constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, shall vary or modify the written terms of this Agreement. Neither party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Agreement.

14.5	Licensee shall not encumber or otherwise grant a security interest in any of the rights granted hereunder to any third party.

14.6

Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of such items may require a license from the cognizant agency of the U.S. Government or written assurances by Licensee that it shall not export such items to certain foreign countries and/or foreign persons without prior approval of such agency. UFRF neither represents that a license is or is not required or that, if required, it shall be issued.

14.7	Licensee is responsible for any and all wire/bank fees associated with all payments due to UFRF pursuant to this Agreement.

14.8	Survival

The provisions of this Section shall survive termination of this Agreement. Upon termination of the Agreement for any reason, the following sections of the Agreement will remain in force as non-cancelable obligations:

•	Section 6 Record Keeping

•	Section 9 Requirement to pay royalties on sale of Licensed Products made, and in process, at the time of-Agreement termination

•	Section 12 Product Liability; Conduct of Business

•	Section 13 Use of Names

•	Section 17 Confidentiality

•	Appendix E Stockholders Agreement

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

14

Section 15 Notices

Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given

•	when delivered personally, or
•	if sent by facsimile transmission, when receipt thereof is acknowledged at the facsimile number of the recipient as set forth below, or
•	the second day following the day on which the notice has been delivered prepaid to a courier service, or
•	five (5) business days following deposit in the U.S. mail if sent certified mail, (return receipt acknowledgement is not required to certify delivery).

15.1	If to the University of Florida Research Foundation, Inc.:

President

University of Florida Research Foundation, Inc.

223 Grinter Hall

University of Florida

Post Office Box 115500

Gainesville, FL 32611-5500

Facsimile Number: 352-846-0505

with a copy to:

Office of Technology Licensing

Attn: Director

747 SW 2nd Avenue

University of Florida

Post Office Box 115575

Gainesville, FL 32611-5575

Facsimile Number: 352-392-6600

15.2	If to Licensee:

Paul M. Herron

President & CEO

Sun BioPharma , Inc.

105 Cypress Lagoon Ct.

Ponte Vedra Beach, Florida 32082

(954) 980-5285

with a copy to:

Jeffrey R, Harder, Esq.

Winstead PC

24 Waterway Avenue, Suite 500

The Woodlands, TX 77380

(281) 681-5931

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

15

Section 16 Contract Formation and Authority

The submission of this Agreement does not constitute an offer, and this document shall become effective and binding only upon the execution by duly authorized representatives of both Licensee and UFRF. Copies of this Agreement that have not been executed and delivered by both UFRF and Licensee shall not serve as a memorandum or other writing evidencing an agreement between the parties. This Agreement shall automatically terminate and be of no further force and effect, without the requirement of any notice from UFRF to Licensee, if UFRF does not receive the certificates representing shares issued to UFRF pursuant to this Agreement within thirty (30) days of the Effective Date.

16.1	UFRF and Licensee hereby warrant and represent that the persons signing this Agreement have authority to execute this Agreement on behalf of the party for whom they have signed.

16.2	Force Majeure

No default, delay, or failure to perform on the part of Licensee or UFRF shall be considered a default, delay or failure to perform otherwise chargeable hereunder, if such default, delay or failure to perform is due to causes beyond either party’s reasonable control including, but not limited to: strikes, lockouts, or inactions of governmental authorities, epidemics, war, embargoes, fire, earthquake, hurricane, flood, acts of God, or default of common carrier. In the event of such default, delay or failure to perform, any date or times by which either party is otherwise scheduled to perform shall be extended automatically for a period of time equal in duration to the time lost by reason of the excused default, delay or failure to perform.

Section 17 Confidentiality

17.1

Each Party shall maintain all information of the other Party which is treated by such other Party as proprietary or confidential (referred to herein as “Confidential Information”) in confidence, and shall not disclose, divulge or otherwise communicate such confidential information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, which may include the disclosure of certain confidential information to potential Sublicensees (in which case the appropriate Confidential Disclosure Agreements will be obtained prior to such disclosures). Each party hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such confidential information by any of its Affiliates, directors, officers, employees, consultants, subcontractors, Sublicensees or agents. The parties agree to keep the terms of this Agreement confidential, provided that each party may disclose this Agreement to their authorized agents and investors who are bound by similar confidentiality provisions. Notwithstanding the foregoing, Confidential Information of a party shall not include information which: (a) was lawfully known by the receiving party prior to disclosure of such information by the disclosing party to the receiving party; (b) was or becomes generally available in the public domain, without the fault of the receiving party; (c) is subsequently disclosed to the receiving party by a third party having a lawful right to make such disclosure; (d) is required by law, rule, regulation or legal process to be disclosed, provided that the receiving party making such disclosure shall take all reasonable steps to restrict and maintain to the extent possible confidentiality of such disclosure and shall provide reasonable notice to the other party to allow such party the opportunity to oppose the required disclosure; or (e) has been independently developed by employees or others on behalf of the receiving party without access to or use of disclosing party’s information as demonstrated by written record. Each party’s obligations under this Section 17 shall extend for a period of five (5) years from termination or expiration of this Agreement.

Section 18 University Rules and Regulations

18.1

Licensee understands and agrees that University of Florida personnel who are engaged by Licensee, whether as consultants, employees or otherwise, or who possess a material financial interest in Licensee, are subject to the University of Florida’s rule regarding outside activities and financial interests set forth in University of Florida Regulation 1.011 , the University of Florida’s Intellectual Property Policy, and a monitoring plan which addresses conflicts of interests associated therewith. Any term or condition of an agreement between Licensee and such University of Florida personnel which seeks to vary or override such personnel’s obligations to the University of Florida may not be enforced against such personnel, the University of Florida or UFRF, without the express written consent of an individual authorized to vary or waive such obligations on behalf of the University of Florida and UFRF. Furthermore, should an interest of Licensee conflict with the interest of the University of Florida, University of Florida personnel are obligated to resolve such conflicts according to the guidelines and policies set forth by the University of Florida.

[Remainder of this page left intentionally blank]

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

16

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the dates indicated below.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

Date: December 22, 2011	By:	/s/ David L. Day
David L. Day
Director of Technology Licensing

SUN BIOPHARMA, INC.

Date: December 22, 2011	By:	/s/ Paul M. Herron
Paul M. Herron
President & CEO

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

17

Schedule 1 - Patents and Patent Applications

[*]

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

18

Appendix A - Development Plan

A Development Plan of the scope outlined below shall be submitted to UFRF by Licensee prior to the execution of this agreement. In general, the plan should provide UFRF with a summary overview of the activities that Licensee believes are necessary to bring products to the marketplace.

I. Development Program

A.	Development activities to be undertaken

(Please break activities into subunits with the date of completion of major milestones)

1.	Completion of pre-clinical IND-enabling toxicology activities, 30 months after Effective Date of License.

2.	Completion of pre-clinical IND-enabling pharmacology activities, 30 months after Effective Date of License.

3.	Completion of pre-clinical IND-enabling CMC activities, 36 months after Effective Date of License.

4.	Submission of IND to US FDA 36 months after Effective Date of License.

5.	Initiation of Phase 1 clinical trial 6 months after FDA acceptance for filing of IND.

6.	Initiation of Phase 2 clinical trial 18 months after completion of Phase 1 study report.

7.	Submission of NDA - 18 months after completion of Pivotal trial(s) study report.

8.	Commercial launch of approved product in U.S. - 6 months after NDA approval.

B.	Estimated total development time 7 years after Effective Date of license to NDA submission.

II. Governmental Approval

A.	Types of submissions required: IND and NDA

B.	Government agency, FDA

III. Proposed Market Approach: traditional US oncology drug reimbursement, distribution, sales and marketing effort with medical education, presentations and publications

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

19

IV. Competitive Information

A.	Potential competitors: gemcitabine, TarcevaÒ and nab-paclitaxel (likely)

Gemzar® injection (Gemcitabine hydrochloride)

Current treatment options for patients with cancer of the pancreas are limited, and little clinically significant progress has been made since US FDA approval of gemcitabine in 1996. Gemzar®, a cytidine analog, was approved for the treatment of locally advanced or metastatic pancreatic cancer. The Phase 3 study of gemcitabine involved 126 pancreatic cancer subjects - 63 of these received gemcitabine therapy and the other 63 subjects received treatment with 5-FU1. Of these subjects, more than 70% entered the study with metastatic disease, the most advanced stage of pancreatic cancer.

Gemcitabine demonstrated a statistically significant advantage in survival over 5-FU. Gemcitabine subjects had a 5.7 month median survival compared with 4.2 months for 5-FU subjects, a six-week advantage in median survival. Based on this trial, the six-month probability estimate for survival of subjects treated with gemcitabine was 46% (30 patients), compared with 29% (19 subjects) for 5-FU subjects. After one year, the survival probability estimate was 18% (9 subjects) for gemcitabine, compared with 2% (two subjects) for 5-FU.

The most frequent reason for reducing or limiting the dose of gemcitabine was neutropenia, which was observed in 63% of subjects, (with NCI Common Toxicity Criteria Severity Grade III/IV in 25% of subjects). Other common adverse effects in gemcitabine clinical trials included nausea and vomiting (69%), fever (41%), edema or fluid retention (up to 34%), rash (30%), and flu-like symptoms (19%). Reversible alopecia was reported in 15% of subjects. About 10% of all subjects participating in gemcitabine clinical trials discontinued therapy due to side effects2.

Tarceva® tablets (erlotinib hydrochloride)

In November 2005 the FDA approved erlotinib hydrochloride, a kinase inhibitor (Tarceva® tablets, made by OSI Pharmaceuticals Inc.) in combination with gemcitabine for the treatment of patients with locally advanced, unresectable or metastatic pancreatic carcinoma. This combination therapy approval was based upon a single Phase 3 randomized trial of 569 patients in which the median overall survival of the erlotinib/gemcitabine group vs. the gemcitabine alone group was 6.24 months vs. 5.91 months. The 10-day improvement was a statistically, although not a particularly clinically, significant difference. The overall response rate (ORR, defined as complete plus partial response) was 8.6% for the erlotinib/gemcitabine combination and 8.0% for gemcitabine alone, and the median duration of response was 163 days in each group.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

20

Newly recognized severe adverse reactions observed with the erlotinib hydrochloride/gemcitabine combination included stroke, syncope, microangiopathic anemia with thrombocytopenia, myocardial infarction/ischemia, arrhythmias, renal insufficiency, ileus, pancreatitis and neuropathy. Patients in the erlotinib/gemcitabine group experienced more frequent rash, diarrhea, infection, stomatitis, interstitial lung disease and deaths on protocol3.

______________

1 Burris HA, Moore MJ, Andersen J: Improvements in Survival and Clinical Benefit With Gemcitabine as First-Line Therapy for Patients With Advanced Pancreas Cancer: A Randomized Trial. J Clin Oncol 1997 15:2403-2413

2 Center Watch Gemzar FDA Approval Notice, referenced 30 November 2010 at: http://www.centerwatch.com/drug-information/fda-approvals/drug-details.aspx?DrugID=108

3 Moore, MJ, Goldstein D, Hamm J, et al: Erlotinib Plus Gemcitabine Compared With Gemcitabine Alone in Patients With Advanced Pancreatic Cancer: A Phase III Trial of the National Cancer Institute of Canada Clinical Trials Group. J Clin Oncol 2007, 25:1960-196

4 Abraxane® package inserted dated June 2011, referenced on 2 August 2011 at: http://www.abraxane.com/professional/PDF/Abraxane_Healthcare_Professional_Information.pdf

Abraxanc® (ABI-007, nab®-paclitaxel)

In April 2010 Abraxis BioScience (subsequently acquired by Celgene Corporation) announced a median survival of 12.2 months in a 44-patient Phase 1/2 study of nab®-paclitaxel (Abraxane®) 125/mg/M2 in combination with gemcitabine 1000 mg/M2 in patients with advanced pancreatic cancer. The overall response rate was 50%, compared with response rates on the order of 10% in most other trials in this population. Neutropenia, sensory neuropathy, fatigue, thrombocytopenia and fatal sepsis were reported adverse events. Dr. Daniel Von Hoff, Principal Investigator, noted a 100% tumor marker reduction of at least 20% for CA-19-9, a surrogate indicator for improved survival in pancreatic cancer. Dr. Von Hoff presented these study results at the annual American Association for Cancer Research (AACR) conference in Washington, DC. Abraxane® represents the most promising agent currently in clinical development for pancreatic cancer.

Currently enrolling in a Phase 3 trial with an Overall Survival (OS) primary endpoint at 133 sites in the USA, Canada, Australia, the Russian Federation, and the Ukraine, with Dr. Von Hoff as the Principal Investigator, this trial is expected to complete enrollment in 2013. US FDA approval of nab-paclitaxel is unlikely prior to 2014.

B.	Potential competitive devices/compositions: radiation therapy, intra-arterial drug delivery devices are potential competitors: no specific devices currently known to Licensee .

C.

Known competitor’s plans, developments, technical achievements: nab-paclitaxel is in Phase 3 clinical development for pancreatic cancer indication. Currently FDA approved for the treatment of breast cancer after failure of combination chemotherapy for metastatic disease or relapse within 6 months of adjuvant chemotherapy4.

D.	Anticipated date of SUN-101 product launch: approximately 6 months following NDA approval.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

21

Appendix B - Development Report

When appropriate, indicate estimated start date and finish date for activities.

Full Development Plan completed and attached to this Agreement; no development activities to be reported on prior to execution of License Agreement.

I. Date Development Plan Initiated and Time Period Covered by this Report.

II. Development Report (4-8 paragraphs).

A.	Activities completed since last report including the object and parameters of the development, when initiated, when completed and the results.
B.	Activities currently under investigation, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion.

III. Future Development Activities (4-8 paragraphs).

A.	Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates.
B.	Estimated total development time remaining before a product will be commercialized.

C.	Date by which manufacture of a commercial product is expected to begin (include specifics of planned manufacturing of product, i.e., build facility or outsource manufacturing).

IV. Changes to Initial Development Plan (2-4 paragraphs)

A.	Reasons for change.

B.	Variables that may cause additional changes.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

22

V. Items to be Provided if Applicable:

A.	Information relating to Licensed Products or Licensed Processes that has become publicly available, e.g., published articles, competing products, patents, etc.
B.

Development work being performed by third parties, other than Licensee, to include name of third party, reasons for use of third party, planned future uses of third parties including reasons why and type of work.

C.	Update of competitive information trends in industry, government compliance (if applicable) and market plan.
D.	Information and copies of relevant materials evidencing the status of any patent applications or other protection relating to Licensed Products, or Licensed Processes or the Licensed Patents.

E.	One year before commencement of manufacturing or commercial production, Licensee will include in the Development Report specifics of planned manufacturing or production.

PLEASE SEND DEVELOPMENT REPORTS TO:

University of Florida Research Foundation, Inc.

Attn: Director

747 SW 2nd Avenue

University of Florida

Post Office Box 115575

Gainesville, FL 32611-5575

Facsimile: 352-392-6600

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

23

Appendix C - UFRF Royalty Report

Company Name:_________________

If multiple license agreements are required to generate this product, indicate what percentage of the royalty is attributable to each agreement.

UFRF Agreement No.:_____________	Percentage:____________
UFRF Agreement No.:_____________	Percentage:____________
Period Covered: From: / /2	Through: / /2

Prepared By:__________________	Date:______________________
Print Preparer Name:

Preparer Email Address:_____________	Phone No.:____________________

Approved By:_______________________________________	Date:_______________________
(Requires Executive Officer Signature)

Print Officer Name:

If license covers multiple product lines, please prepare a separate spreadsheet for each product line, and a summary report for all products combined.

The spreadsheet should include the following information:

•	Product Name

•	Country(ies) of Sales (List each country. If royalties vary by country, provide a breakdown of specified information for each country.)

•	Unit Sales

•	Gross Sales

•	Less Allowances (On a separate page, please indicate the reasons for returns or other adjustments if significant.)

•	Net Sales

•

Royalty Rate (Please note any unusual occurrences that affected royalty amounts during this period. To assist UFRF’s forecasting, please comment on any market variables that would impact future royalties).

•	Total Royalty due this period

•	Total Royalty paid last period

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

24

Appendix D - Milestones

Sun BioPharma, Inc. Performance Milestones

1.	Completion of pre-IND FDA teleconference — 30 months after the Effective Date of License Agreement.

2.	Submission of IND for filing by FDA — 36 months after the Effective Date of License Agreement.

3.	Enrollment of first subject in a Phase 1 clinical trial — 6 months after Acceptance of IND for Filing by FDA.

4.	Enrollment of first subject in a Phase 2 clinical trial — 18 months after the completion of the Phase 1 trial study report.

5.	Submission of NDA — 18 months after completion of Pivotal trial(s) study report.

6.	Commercial launch of approved product in U.S. — 6 months after NDA approval.

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked with brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to, as applicable, Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and Rule 406 of the Securities Act of 1933, as amended.

25